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Exhibit 99.1

FOR IMMEDIATE RELEASE

PHARMACOPEIA ANNOUNCES PLAN TO SPIN-OFF
PHARMACOPEIA DRUG DISCOVERY BUSINESS TO STOCKHOLDERS

        PRINCETON, NJ, December 18, 2003—Pharmacopeia, Inc. (Nasdaq: PCOP) today announced that its Board of Directors has approved a plan to separate its drug discovery and software businesses into two independent, publicly traded companies through the spin-off to its stockholders of the drug discovery unit. The transaction is intended to be tax-free to Pharmacopeia and its stockholders, and is expected to occur by the end of the first calendar quarter of 2004.

        Pharmacopeia intends to effect the spin-off through a pro rata distribution of 100 percent of the common stock of Pharmacopeia Drug Discovery, Inc. (PDD), the wholly owned subsidiary through which Pharmacopeia conducts its drug discovery business. PDD intends to apply for listing on The NASDAQ National Market. After the spin-off, Pharmacopeia will continue to operate its Accelrys scientific software business, and intends to change its name after completion of the proposed spin-off to "Accelrys, Inc." to reflect this singular focus. The transaction is subject to the receipt of any required regulatory approvals, receipt of a favorable tax opinion, market conditions and final approval by the Pharmacopeia Board of Directors.

        "We believe that the proposed spin-off will create an exciting opportunity for PDD as an independent drug discovery company, and will enable each of Accelrys and PDD to pursue its own focused strategy more effectively while addressing difficulties they have encountered under the current corporate structure," said Joseph A. Mollica, Ph.D., Pharmacopeia's Chairman, Chief Executive Officer and President. "The respective management teams at both Accelrys and PDD strongly believe that the two companies, as leaders in scientific software and collaborative drug discovery, are extremely well-positioned to stimulate innovation and growth in their own industries, and that separation of the two businesses will best facilitate their pursuit of those goals."

        "The transaction will provide our stockholders with equity in two successful entities with significant growth potential," added Dr. Mollica. "Through the separation, each company effectively will be a "pure play" in its respective industry, which we believe will enhance its individual prospects for success. Moreover, in our view, the financial markets should be better able to assign more accurate valuations for each business."

        "Over the last few years, it has become increasingly apparent to us that operating our scientific software and drug discovery businesses within a single publicly-traded company has prevented each business from reaching its full potential," Dr. Mollica noted. "We believe that each company, as a stand-alone public entity with independent management, will be better able to focus on its specific objectives, adapt more readily to evolving marketplace conditions and capitalize on strategic opportunities. The spin-off will bring enhanced flexibility to each entity in structuring transactions to better meet customers' and collaborators' particular requirements, and will provide each business with its own equity "currency" for acquisitions and investments. We expect that both management teams will experience new freedom to pursue business alliances and research collaborations, and invest in compelling technologies, free from the strategic constraints of the other unit's business."

        "We also will be able to design compensation programs, such as stock option and share ownership plans, more suited to the individual characteristics of each business, which will enhance each unit's ability to retain and attract the best management, scientific and technical talent. In addition, the spin-off will enable the executive management of each company to focus exclusively on the development of its business. Based on all these factors, it has become clear to us that the limited synergies we realize in our business development and R&D efforts across the two units no longer represent sufficient reason for these businesses to operate within one enterprise," Dr. Mollica continued.

        Following the spin-off, Accelrys will continue to design, develop, market and support software and provide related services that facilitate the discovery and development of new products and processes in the pharmaceutical, biotechnology, chemical, petrochemical and materials industries. Accelrys' current Centers of Excellence in San Diego, California, Cambridge, United Kingdom, and Bangalore, India will be unaffected by the transaction. Pharmacopeia's Accelrys unit generated revenue of approximately $54.0 million for the first nine months of 2003 and $95.1 million for the full year 2002. It is expected that, immediately after completion of the spin-off, Accelrys will have between $90 million and $100 million in cash, with no debt. Accelrys headquarters will be located in San Diego, California after the spin-off.

        As an independent public company, PDD will continue to seek collaborative drug discovery partnerships with leading pharmaceutical and biotechnology companies, and work to augment its substantial, growing pipeline of therapeutic candidates. Since August 2003, PDD collaborators have commenced the clinical testing of two proprietary PDD compounds. PDD generated revenue of approximately $22.0 million for the first nine months of 2003 and $29.3 million for the full year 2002. It is anticipated that, immediately after the spin-off, PDD will have between $35 million and $45 million in cash, and also will have no debt. The headquarters of PDD will remain in Princeton, New Jersey.

        In connection with the spin-off, it is anticipated that Mark J. Emkjer, currently the President of our software business, will become the President and Chief Executive Officer of Accelrys. It is contemplated that Ricardo B. Levy, Ph.D., Kenneth L. Coleman and Paul A. Bartlett, Ph.D., each a current director of Pharmacopeia, will continue to serve as directors of Accelrys after the spin-off transaction.

        The Company currently is conducting a search for a President and Chief Executive Officer of PDD. Dr. Mollica is expected to serve as President and Chief Executive Officer of PDD until such time as a successor is appointed. It is anticipated that Gary E. Costley, Ph.D., Frank Baldino, Jr., Ph.D. and James J. Marino, Esq., each a current director of Pharmacopeia, will resign from these positions effective as of the completion of the spin-off and will join the Board of Directors of PDD.

        "We are fortunate to have outstanding executive management teams in place at both our Accelrys and PDD units," said Dr. Mollica. "Mark Emkjer's effective leadership of our software unit is reflected in the dramatically improved operating results he has produced at Accelrys over the last year, despite the challenging market conditions experienced during 2003. I have every confidence that Mark will guide Accelrys to a promising future. John J. Hanlon is expected to remain at Accelrys, and to continue to serve as its Chief Financial Officer. At PDD, the new CEO will join an executive team that is expected to include Stephen A. Spearman, Ph.D., our long-time drug discovery Chief Operating Officer, and other key members of the senior management group.

        Credit Suisse First Boston LLC is acting as exclusive financial advisor to Pharmacopeia in connection with the proposed spin-off.

About Pharmacopeia

        Pharmacopeia (www.pharmacopeia.com) is a leader in enabling science and technology that accelerates and improves the drug discovery and chemical development processes through its drug discovery and software subsidiaries. Pharmacopeia's software subsidiary, Accelrys, develops and commercializes molecular modeling and simulation software for the life sciences and materials research markets, cheminformatics and decision support systems, and bioinformatics tools including gene sequence analysis. Pharmacopeia and its subsidiaries employ about 700 people, of which approximately 530 are in the Accelrys subsidiary and 170 are in the PDD unit. Pharmacopeia is headquartered in Princeton, New Jersey.

About Pharmacopeia Drug Discovery

        PDD is a chemistry-based collaborative drug discovery company, focused on the creation of new small molecule therapeutics. Using proprietary technologies and processes, PDD's experienced scientists identify and optimize novel drug candidates through research collaborations with major pharmaceutical and biological companies and through its own internally-funded drug discovery programs. PDD is a wholly-owned subsidiary of Pharmacopeia.

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Statements in this press release that are not historical facts are forward-looking statements. When used anywhere in this press release, the words "expects", "believes", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Pharmacopeia has based these forward-looking statements on its current expectations about future events. Such forward-looking statements include, but are not limited to, statements about the proposed separation of PDD and the impact of such a separation and Pharmacopeia's future plans with respect to its other businesses, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and subsequent reports on Form 10-Q. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:
John J. Hanlon
Chief Financial Officer
Pharmacopeia, Inc.
(609) 452-3600
irreq@pharmacopeia.com

Press Inquiries:
Jim Rivas
Public Relations
(858) 799-5393
jrivas@accelrys.com

This press release is available on the website http://www.pharmacop.com.

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PHARMACOPEIA ANNOUNCES PLAN TO SPIN-OFF PHARMACOPEIA DRUG DISCOVERY BUSINESS TO STOCKHOLDERS